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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 15, 2018

REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MCEWEN MINING INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	0611 (Primary Standard Industrial Classification Code Number)	84-0796160 (I.R.S. Employer Identification No)

150 King Street West, Suite 2800
Toronto, ON
Canada M5H 1J9
(866) 441-0690
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Andrew Elinesky, Senior Vice President and Chief Financial Officer
McEwen Mining Inc.
150 King Street West, Suite 2800
Toronto, ON
Canada M5H 1J9
(866) 441-0690
(Name, address, including zip code, and telephone number,area code, of agent for service)

With Copies To

George A. Hagerty, Esq.
Hogan Lovells US LLP
1601 Wewatta St. Suite 900
Denver, Colorado 80202
Telephone: (303) 899-7300
Facsimile: (303) 899-7333

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

           If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

           Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

           Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, no par value	45,000,000	$2.11	$94,950,0000	$11,822

(1)
The shares of common stock set forth in the Calculation of Registration Fee table, and which may be offered pursuant to this Registration Statement, include, pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), such additional number of shares of the Registrant's common stock that may become issuable as a result of any stock splits, stock dividends or similar event.

(2)
Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices for the Registrant's common stock as reported on the New York Stock Exchange on August 14, 2018.

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 15, 2018

PROSPECTUS

MCEWEN MINING INC.

45,000,000 SHARES OF COMMON STOCK

        This prospectus relates to 45,000,000 shares of common stock that may be offered and issued from time to time in connection with acquisitions of businesses, assets, properties or securities.

        The amount and type of consideration we will offer and the other specific terms of each acquisition will be determined by negotiations with the owners or controlling persons of the businesses, assets, properties or securities to be acquired. We may structure business acquisitions in a variety of ways, including acquiring stock, other equity interests or assets or properties of the acquired business or merging the acquired business with us or one of our subsidiaries. The consideration for any business acquisitions may consist of shares of our common stock or a combination of common stock, cash, notes, assumption of liabilities or other consideration. Unless otherwise indicated in any prospectus supplement, we do not expect to receive any cash proceeds from the sale of shares of common stock issued pursuant to this prospectus. We may be required to provide further information by means of a post-effective amendment to the registration statement or a supplement to this prospectus once we know the actual information concerning a specific acquisition.

        We will pay all expenses of this offering. We will not pay underwriting discounts or commissions in connection with issuing these shares, although we may pay finder's fees in specific acquisitions. Any person receiving a finder's fee may be deemed an underwriter within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

        Our common stock is listed on both the New York Stock Exchange (the "NYSE") and the Toronto Stock Exchange (the "TSX"), both under the symbol "MUX." On August 14, 2018, the last reported sale price of our common stock on the NYSE and the TSX was $2.08 per share and C$2.72 per share, respectively.

        Investing in the shares of our common stock involves risks. See "Risk Factors" beginning on page 2 of this prospectus to read about risks that you should consider before buying shares of our common stock. You should carefully read this prospectus, together with the documents we incorporate by reference, before you invest in the shares of our common stock.

        Neither the Securities and Exchange Commission (the "SEC") nor state securities regulators have approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                              , 2018.

ABOUT THIS PROSPECTUS

        In this prospectus, we use the terms "McEwen Mining," the "Company," "we," "us" and "our" to refer to McEwen Mining Inc. and its subsidiaries. This prospectus, which forms part of a registration statement on Form S-4 filed with the SEC by McEwen Mining, constitutes a prospectus of McEwen Mining, Inc. under Section 5 of the Securities Act, with respect to the shares of common stock of McEwen Mining to be issued from time to time in connection with acquisitions of businesses, assets, properties or securities.

        This prospectus incorporates documents containing important business and financial information about the Company by reference that are not presented or delivered with this prospectus. Copies of these documents are available without charge, upon written or oral request by a person to whom this prospectus has been delivered. Requests should be made to: McEwen Mining Inc., at 150 King Street West, Suite 2800, P.O. Box 24, Toronto, ON Canada M5H 1J9, (866) 441-0690. To ensure timely delivery of the documents, requests should be made no later than five business days prior to the date on which a final investment decision is to be made.

        We are responsible for the information contained and incorporated by reference in this prospectus, any post-effective amendment or any prospectus supplement. We have not and have not authorized anyone to provide you with different information, and we do not take any responsibility for any other information that others may give you. Readers should assume that the information appearing in this prospectus, any post-effective amendment or any prospectus supplement is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus and prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where the offer or solicitation is not permitted.

        Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to "$" or "dollar" are to the lawful currency of the United States. We refer to Canadian dollars as C$.

i

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

        This prospectus, any accompanying prospectus supplement and the documents incorporated herein by reference contain or will contain certain references to future expectations and other forward-looking statements and information relating to our financial condition, results of operations and business. These statements include, among others:

  •
  statements about our anticipated exploration results, cost and feasibility of production, receipt of permits or other regulatory or government approvals and plans for the development of our properties;

  •
  statements concerning the benefits or outcomes that we expect will result from our business activities and certain transactions that we contemplate or have completed, such as receipt of proceeds, increased revenues, decreased expenses and avoided expenses and expenditures; and

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  statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

        These statements may be made expressly in this document or may be incorporated by reference to other documents that we will file with the SEC. You can find many of these statements by looking for words such as "believes", "expects", "anticipates", "estimates", "will", "may", "contemplate", "intend", "could", "plan", "shall", "can" or similar expressions used in this prospectus, any accompanying prospectus supplement and the documents incorporated herein by reference.

        Forward-looking statements and information are based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, not all of which are known to us. There can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information.

        The important factors that could prevent us from achieving our stated goals and objectives include, but are not limited to, those set forth in the "Risk Factors" section in our report on Form 10-K and the following:

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  our ability to raise funds required for the execution of our business strategy;

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  our ability to secure permits or other regulatory and government approvals needed to operate, develop or explore our mineral properties and projects;

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  decisions of foreign countries, banks and courts within those countries;

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  unexpected changes in business, economic and political conditions;

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  operating results of Minera Santa Cruz S.A.;

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  fluctuations in interest rates, inflation rates, currency exchange rates or commodity prices;

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  timing and amount of mine production;

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  our ability to retain and attract key personnel;

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  technological changes in the mining industry;

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  changes in operating, exploration or overhead costs;

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  access and availability of materials, equipment, supplies, labor and supervision, power and water;

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  results of current and future exploration activities;

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  results of pending and future feasibility studies or the expansion or commencement of mining operations without feasibility studies having been completed;

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  changes in our business strategy;

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  interpretation of drill hole results and the geology, grade and continuity of mineralization;

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  the uncertainty of reserve estimates and timing of development expenditures;

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  litigation or regulatory investigations and procedures affecting us;

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  local and community impacts and issues including criminal activity and violent crimes;

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  accidents, public health issues and labor disputes;

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  our continued listing on a public exchange;

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  uncertainty relating to title to mineral properties;

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  changes in relationships with the local communities in the areas in which we operate.

        We caution you not to put undue reliance on these statements, which speak only as of the date on which it is made. Further, the information contained in this prospectus, any accompanying prospectus supplement or the documents incorporated herein by reference is a statement of our present intention and is based on present facts and assumptions, and may change at any time and without notice, based on changes in such facts or assumptions. Except as required by law, we are not obligated to, and do not undertake to, update any forward-looking statements made herein.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" in this prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be a part of this prospectus, and the information we file later with the SEC will automatically update and supersede the information filed earlier. We incorporate by reference the documents listed below and any filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of the initial filing of the registration statement that contains this prospectus and prior to the effectiveness of the registration statement and all such documents that we file with the SEC after the date of this prospectus and before the termination of the offering of the securities covered by this prospectus; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 21, 2018, as amended on May 16, 2018;

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  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 filed with the SEC on May 2, 2018 and June 30, 2018 filed with the SEC on July 31, 2018, as amended on August 2, 2018;

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  Our Current Reports on Form 8-K or Form 8-K/A filed with the SEC on December 15, 2017, February 28, 2018, March 2, 2018, April 26, 2018, May 29, 2018, June 19, 2018, August 1, 2018 and August 13, 2018 (except that, in each case, any portions thereof which are furnished and not filed shall not be deemed incorporated); and

  •
  The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on October 28, 2010, and any amendment or report filed with the SEC for the purpose of updating the description.

        You may obtain copies of any of these filings free of charge by contacting us at the address and telephone number indicated below or by contacting the SEC as described above. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost, by writing or telephoning to:

McEwen Mining Inc.
150 King Street West
Suite 2800, P.O. Box 24
Toronto, ON
Canada M5H 1J9
Attn: Investor Relations
(866) 441-0690

        Readers should rely only on the information provided or incorporated by reference in this prospectus or in any applicable supplement to this prospectus. Readers should not assume that the information in this prospectus, any post-effective amendment and any applicable supplement is accurate as of any date other than the date on the front cover of the document.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials we have filed with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our SEC filings also are available to the public on the SEC's Internet site at www.sec.gov. In addition, we maintain an Internet website that contains information about us, including our SEC filings, at www.mcewenmining.com. Neither the information contained on the SEC's website nor on our website constitute a part of this prospectus.

        This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC's Public Reference Room in Washington, D.C. or through the SEC's website, as provided above.

v

SUMMARY

About McEwen Mining

        We are a mining and minerals production and exploration company focused on precious and base metals in Argentina, Mexico, Canada and the United States.

        Our principal executive office is located at 150 King Street West, Suite 2800, Toronto, Ontario, Canada M5H 1J9 and our telephone number is (866) 441-0690. We also maintain offices in San Juan, Argentina; Guamuchil, Mexico, Elko, Nevada (U.S.), and Matheson, Canada. Our website is www.mcewenmining.com. We make available our periodic reports and news releases and certain of our corporate governance documents, including our Code of Ethics, on our website. Our common stock is listed on the NYSE and on the TSX under the symbol "MUX".

        For more about the Company, see "The Company" on page 2 of this prospectus.

The Offering

        We are offering shares of our common stock that we may issue from time to time in connection with acquisitions by us of other businesses, assets, properties or securities. We expect the amount and type of consideration we will offer and the other specific terms of any acquisition will be determined by negotiations with the owners or controlling persons of the businesses, assets or securities to be acquired after taking into account the current and anticipated future value of such businesses, assets, properties or securities, along with all other relevant factors.

        When we issue common stock under the registration statement we may provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K we filed with the SEC, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

THE COMPANY

        This summary below highlights selected information about our company. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us you should read carefully this entire prospectus, including the "Risk Factors" section and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information in this prospectus by reference.

        We were organized under the laws of the State of Colorado on July 24, 1979. We are engaged in the exploration for, development of, production and sale of gold and silver and, with the acquisition of the Los Azules project in 2012, exploration for copper. On January 24, 2012, we changed the name of the Company from U.S. Gold Corporation to McEwen Mining Inc. after the completion of the acquisition of Minera Andes Inc. by way of a statutory plan of arrangement under the laws of the Province of Alberta, Canada.

        We operate in Argentina, Mexico, Canada and the United States. We own a 49% interest in Minera Santa Cruz S.A. ("MSC"), owner of the producing San José silver-gold mine in Santa Cruz, Argentina, which is operated by the joint venture majority owner, Hochschild Mining plc. We also own and operate the El Gallo 1 mine in Sinaloa, Mexico and the Black Fox mine in Ontario, Canada. In addition, we own the Los Azules copper deposit in San Juan, Argentina, the El Gallo 2 project in Sinaloa, Mexico, the Gold Bar project in Nevada in the United States, and a portfolio of exploration properties in Argentina, Mexico, Nevada, and Timmins, Ontario in Canada.

        On October 6, 2017, we acquired certain assets and liabilities from Primero Mining Corp., a British Columbia corporation ("Primero"). The assets we acquired from Primero (collectively, the "Assets") include the Black Fox Complex, an operating underground precious metal mine, associated mining claims and equipment located in the Township of Black River-Matheson, Ontario, Canada and the Grey Fox and Froome projects, exploration properties located near the Black Fox Complex. All of the Black Fox Complex, the Grey Fox and Froome projects are located in the historic Timmins mining district in Ontario where we already owned a number of exploration properties. We paid a purchase price of $35 million for the Assets, which included adjustments for the replacement of certain cash collateral securing reclamation obligations, and in addition, we assumed certain liabilities, including accounts payable and environmental liabilities.

        Our objective is to increase the value of our shares through the exploration and extraction of gold, silver and other valuable minerals. Other than the San José mine in Argentina, we generally conduct our exploration activities as the sole operator, but we may enter into arrangements with other companies through joint venture or similar agreements in an effort to achieve our strategic objectives. We hold our mineral interests and property and operate our business through various subsidiary companies, and except for MSC, each of which is owned entirely, directly, or indirectly, by us.

        Our principal executive office is located at 150 King Street West, Suite 2800, P.O. Box 24, Toronto, Ontario, Canada M5H 1J9 and our telephone number is (866) 441-0690. We also maintain offices in San Juan, Argentina; Guamuchil, Mexico; Elko and Reno, Nevada. Our website is

www.mcewenmining.com. We make available our periodic reports and news releases on our website. Our common stock is listed on both the NYSE and the TSX under the symbol "MUX".

        The information contained in, or that can be accessed through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement.

THE OFFERING

        We are offering shares of our common stock that we may issue from time to time in connection with acquisitions by us of other businesses, assets, properties or securities. We expect the amount and type of consideration we will offer and the other specific terms of any acquisition will be determined by negotiations with the owners or controlling persons of the businesses, assets or securities to be acquired after taking into account the current and anticipated future value of such businesses, assets, properties or securities, along with all other relevant factors.

        The shares of our common stock to be issued in connection with any acquisition made pursuant to this prospectus will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares of our common stock issued to any person who is deemed to be an "affiliate" of ours following the consummation of the applicable acquisition.

        When we issue common stock under the registration statement we may provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

USE OF PROCEEDS

        We will be offering and issuing our common stock from time to time in connection with acquisitions of businesses, assets, properties or securities. Unless otherwise indicated in any prospectus supplement, we do not expect to receive any cash proceeds from these offerings.

 DESCRIPTION OF COMMON STOCK

        We are authorized to issue up to 500,000,000 shares of common stock, no par value. As of August 14, 2018, there were a total of 337,276,381 shares of our common stock issued and outstanding.

        The following discussion summarizes the rights and privileges of our outstanding common stock and is qualified by reference to the relevant provisions of the laws of the State of Colorado and our Amended and Restated Articles of Incorporation (our "Articles of Incorporation") and Bylaws which have been filed with the SEC and are incorporated by reference into the registration statement of which this prospectus is a part.

        The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, including the election of directors. Cumulative voting for directors is not permitted. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, the holders of common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities of our Company, subject to the prior rights of any preferred stock then outstanding. Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the common stock. There are no restrictions on the alienability of our common stock and there are no provisions discriminating against any existing or prospective holder of our common stock as a result of such holder owning a substantial amount of the Company's securities. We refer you to the "Anti-Takeover Provisions" subsection below for information regarding provisions that would delay, defer or prevent a change in control of our Company.

Anti-Takeover Provisions

        Our Articles of Incorporation and our Bylaws include certain provisions that could delay, defer or prevent a change in control of our Company. Among other things, our Articles of Incorporation and Bylaws:

  •
  provide that the authorized number of directors may be fixed from time to time by our Board of Directors; provided, however, that the authorized number of directors shall not be less than three nor more than nine;

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  do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose); and

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  provide that special meetings of our shareholders may be called only by our president, the chairman of the Board of Directors, the Board of Directors, or the holders of not less than 10% of all shares entitled to vote at the meeting.

        Moreover, pursuant to the laws of the State of Colorado, certain significant transactions would require the affirmative vote of a majority of the shares eligible to vote at a meeting of shareholders, which requirement could result in delays to or greater cost associated with a change in control of McEwen Mining.

Exchange Listings

        Our common stock is listed on the NYSE and on the TSX, each under the symbol "MUX."

Transfer Agent

        Computershare Trust Company, N.A. is the transfer agent for our common stock. The principal office of Computershare Trust Company, N.A. is located at 250 Royall Street, Canton, MA 02021 and its telephone number is (303) 262-0600.

 PLAN OF DISTRIBUTION

        The common stock covered by this prospectus is available for use in connection with acquisitions by us of other businesses, assets, properties or securities.

        The amount and type of consideration we will offer and the other specific terms of any acquisition will be determined by negotiations with the owners or controlling persons of the businesses, assets, properties or securities to be acquired. We may structure business acquisitions in a variety of ways, including acquiring stock, other equity interests or assets or properties of the acquired business or merging the acquired business with us or one of our subsidiaries. The consideration for any business acquisitions may consist of shares of our common stock or a combination of common stock, cash, notes, assumption of liabilities or other consideration. The shares of common stock issued to the owners of the businesses, assets, properties or securities to be acquired normally are valued at a price reasonably related to the market value of such common stock either at the time an agreement is reached regarding the terms of the acquisition or upon delivery of the shares.

        This prospectus may be supplemented to furnish the information necessary for a particular negotiated transaction, and the registration statement of which this prospectus is a part will be amended or supplemented, where appropriate, to supply information concerning an acquisition.

        All expenses of this registration will be paid by us. It is not expected that underwriting discounts or commissions will be paid by us in connection with issuances of shares of common stock under this prospectus. However, finders' or similar fees may be paid from time to time in connection with specific acquisitions, and the fees may be paid through the issuance of common stock covered by this prospectus. Any person receiving a fee may be deemed to be an underwriter within the meaning of the Securities Act. We may also pay certain financial advisory or similar fees or reimburse certain expenses of investment banking firms that advise us from time to time generally or regarding a specific acquisition.

 EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements as of December 31, 2017 and December 31, 2016 and for the years then ended, included in our annual report on Form 10-K for the year ended December 31, 2017, and the effectiveness of our internal control over financial reporting as of December 31, 2017, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Such financial statements are incorporated by reference in reliance upon Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

        The consolidated financial statements of McEwen Mining Inc. and its subsidiaries for the year ended December 31, 2015, comprising the consolidated statements of operations and comprehensive income (loss), changes in shareholders' equity and cash flows for the year ended December 31, 2015, and the audited carve-out financial statements of the Black Fox Complex as of and for the year ended December 31, 2016, have been audited by KPMG LLP as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Such financial statements are incorporated by reference in reliance upon KPMG LLP's reports given on their authority as experts in accounting and auditing.

        The financial statements of Minera Santa Cruz S.A. appearing in McEwen Mining Inc.'s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2017 have been audited by Pistrelli, Henry Martin y Asociados S.R.L., member of Ernst & Young Global, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        Estimates of reserves for Minera Santa Cruz S.A. have been incorporated by reference in this prospectus in reliance upon the report of P&E Mining Consultants Inc. Such estimates and related information have been so included in reliance upon the authority of P&E Mining Consultants Inc. as experts in such matters.

LEGAL MATTERS

        The legality of the issuance of the securities being offered hereby is being passed upon by Hogan Lovells US LLP, Denver, Colorado.

45,000,000 SHARES OF COMMON STOCK

MCEWEN MINING INC.

PROSPECTUS

                        , 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        We have entered into indemnification agreements with each of our executive officers and directors which provide that we must indemnify, to the fullest extent permitted by the laws of the State of Colorado, but subject to certain exceptions, any of our directors or officers who are made or threatened to be made a party to a proceeding, by reason of the person serving or having served in their capacity as an executive officer or director with us. We may also be required to advance expenses of defending any proceeding brought against them while serving in such capacity.

        Our Articles of Incorporation and Bylaws provide that we must indemnify, to the fullest extent permitted by the laws of the State of Colorado, any of our directors, officers, employees or agents made or threatened to be made a party to a proceeding, by reason of the person serving or having served in a capacity as such, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain standards are met.

        The Colorado Business Corporation Act ("CBCA") allows indemnification of directors, officers, employees and agents of a company against liabilities incurred in any proceeding in which an individual is made a party because he or she was a director, officer, employee or agent of the company if such person conducted himself in good faith and reasonably believed his actions were in, or not opposed to, the best interests of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A person must be found to be entitled to indemnification under this statutory standard by procedures designed to assure that disinterested members of the board of directors have approved indemnification or that, absent the ability to obtain sufficient numbers of disinterested directors, independent counsel or shareholders have approved the indemnification based on a finding that the person has met the standard. Indemnification is limited to reasonable expenses.

        Our Articles of Incorporation limit the liability of our directors to the fullest extent permitted by the CBCA. Specifically, our directors will not be personally liable for monetary damages for breach of fiduciary duty as directors, except for:

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  any breach of the duty of loyalty to us or our shareholders;

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  acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law;

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  dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions;

  •
  violations of certain laws; or

  •
  any transaction from which the director derives an improper personal benefit.

        Liability under federal securities law is not limited by our Articles of Incorporation.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 21.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

        (a)

Exhibit Number	Description of Exhibit
3.1	Second Amended and Restated Articles of Incorporation of the Company as filed with the Colorado Secretary of State on January 20, 2012 (incorporated by reference from the Report on Form 8 K filed with the SEC on January 24, 2012, Exhibit 3.1, File No. 001 33190)
3.2
Articles of Amendment to the Second Amended and Restated Articles of Incorporation of the Company as filed with the Colorado Secretary of State on January 24, 2012 (incorporated by reference from the Report on Form 8-K filed with the SEC on January 24, 2012, Exhibit 3.2, File No. 001-33190)
3.3	Amended and Restated Bylaws of the Company (incorporated by reference from the Report on Form 8-K filed with the SEC on March 12, 2012, Exhibit 3.2, File No. 001-33190)
5.1	Legal Opinion of Hogan Lovells US LLP
21	List of subsidiaries of the Company (incorporated by reference from the Annual Report on Form 10-K filed with the SEC on February 21, 2018, Exhibit 21, File No. 001-33190)
23.1	Consent of KPMG LLP, Toronto, Canada
23.2	Consent of Ernst & Young LLP, Toronto, Canada
23.3	Consent of Pistrelli, Henry Martin y Asociados S.R.L., member of Ernst & Young Global, Buenos Aires, Argentina
23.4	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)
23.5	Consent of P&E Mining Consultants Inc.
24.1	Power of Attorney (included in signature pages)

        (b)   financial statement schedules

        Schedules for which provision is made in the applicable accounting regulations of the SEC are either not required under the related instructions, are inapplicable or not material, or the information called for thereby is otherwise included in the financial statements incorporated by reference and therefore has been omitted.

ITEM 22.    UNDERTAKINGS.

        (a)   The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   The undersigned Registrant hereby undertakes the following:

          (1)   That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          (2)   That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (d)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (e)   The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form S-4 within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

        (f)    The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on August 15, 2018.

MCEWEN MINING INC.
By:	/s/ ROBERT R. MCEWEN Robert R. McEwen Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert R. McEwen as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign (i) any and all amendments, including post-effective amendments, to this registration statement and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT R. MCEWEN Robert R. McEwen	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	August 15, 2018
/s/ ANDREW ELINESKY Andrew Elinesky	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	August 15, 2018
/s/ ALLEN V. AMBROSE Allen V. Ambrose	Director	August 15, 2018

Signature	Title	Date

/s/ MICHELE L. ASHBY Michele L. Ashby	Director	August 15, 2018
/s/ LEANNE M. BAKER Leanne M. Baker	Director	August 15, 2018
/s/ RICHARD W. BRISSENDEN Richard W. Brissenden	Director	August 15, 2018
/s/ GREGORY P. FAUQUIER Gregory P. Fauquier	Director	August 15, 2018
/s/ DONALD R. M. QUICK Donald R. M. Quick	Director	August 15, 2018
/s/ MICHAEL L. STEIN Michael L. Stein	Director	August 15, 2018
/s/ ROBIN DUNBAR Robin Dunbar	Director	August 15, 2018